EXHIBIT 24

MGM RESORTS INTERNATIONAL

POWER OF ATTORNEY
For Executing Forms 3, 4 and 5

     KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Jonathan Halkyard, John McManus, Jessica Cunningham and Fran Vazquez, his or her lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for, and in the name, place and stead of, the undersigned in his or her capacity as a director and/or officer of MGM Resorts International, a Delaware corporation (the "Company") to individually:

     (1) execute for and on behalf of the undersigned, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as the same may hereafter be modified or amended from time to time (collectively, as hereafter modified and amended, the "Act");

     (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority, including but not limited to any action in connection with executing and filing any such Form 3, 4 or 5 electronically via the SEC's EDGAR filing system; and

     (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtufe of this Power of Attorney and the rights and powers herein granted.

     The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such a capacity at the request of the undersigned, are not assuming any of hte undersigned's responsibilities to comply with Section 16 of the Act.

     This Power of Attorney shall remain in full force and effect ast to the undersigned until he or she is no longer required to file Forms 3, 4 or 5 with respect to his or her holdings of, or transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of February, 2025.

                                                      /s/ Donna Langley
                                                     Donna Langley